Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of ArcelorMittal’s operating subsidiaries as of December 31, 2013, each wholly- or majority-owned directly or indirectly through intermediate holding companies.

Name of Subsidiary	Abbreviation	Country
Flat Carbon Americas
ArcelorMittal Dofasco Inc.	ArcelorMittal Dofasco	Canada
ArcelorMittal Lázaro Cárdenas S.A. de C.V.	ArcelorMittal Lázaro Cárdenas	Mexico
ArcelorMittal USA LLC	ArcelorMittal USA	USA
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil

Flat Carbon Europe
ArcelorMittal Atlantique et Lorraine S.A.S.	ArcelorMittal Atlantique et Lorraine	France
ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
ArcelorMittal España S.A.	ArcelorMittal España	Spain
ArcelorMittal Flat Carbon Europe S.A.	AMFCE	Luxembourg
ArcelorMittal Galati S.A.	ArcelorMittal Galati	Romania
ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland
Industeel Belgium S.A.	Industeel Belgium	Belgium
Industeel France S.A.	Industeel France	France
ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France

Long Carbon Americas and Europe
Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina
ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
ArcelorMittal Las Truchas, S.A. de C.V.	ArcelorMittal Las Truchas	Mexico
ArcelorMittal Montreal Inc.	ArcelorMittal Montreal	Canada
ArcelorMittal Gipuzkoa S.L.	ArcelorMittal Gipuzkoa	Spain
ArcelorMittal Ostrava a.s.	ArcelorMittal Ostrava	Czech Republic
ArcelorMittal Point Lisas Ltd.	ArcelorMittal Point Lisas	Trinidad and Tobago
Société Nationale de Sidérurgie S.A.	Sonasid	Morocco
ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany
ArcelorMittal Warszawa S.p.z.o.o.	ArcelorMittal Warszawa	Poland

Asia, Africa and Commonwealth of Independent States ("AACIS")
ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
OJSC ArcelorMittal Kryviy Rih	ArcelorMittal Kryviy Rih	Ukraine

Mining
ArcelorMittal Mines Canada Inc.	ArcelorMittal Mines Canada	Canada
ArcelorMittal Liberia Ltd	ArcelorMittal Liberia	Liberia
JSC ArcelorMittal Temirtau	ArcelorMittal Temirtau	Kazakhstan
OJSC ArcelorMittal Kryviy Rih	ArcelorMittal Kryviy Rih	Ukraine

Distribution Solutions
ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg